HCi Viocare Rebrands Itself and Becomes Rafina Innovations Inc.
Press Release | 07/12/2018
Glasgow, Scotland, July 12, 2018 (GLOBE NEWSWIRE) -- HCi Viocare (OTCQB:VICA), is pleased to announce that, further to our Current Report on Form 8-K filed June 15, 2018,  HCi Viocare has completed a name change effective July 9, 2018 to Rafina Innovations Inc. Concurrently, the Company completed a reverse split on the basis of 20:1. The Company will trade under the symbol VICAD for a period of twenty days from effective date, and thereafter, the "D" will be removed and the symbol will return to "VICA". During the coming weeks the Company will complete its rebranding with a new logo and updated corporate website. Our two wholly owned subsidiaries in Glasgow, HCi Viocare Clinics UK Ltd and HCi Viocare Technologies will continue to operate under their current branding in order to preserve continuity with customers and clients in the UK markets where they operate.
Sotiris Leontaritis, Rafina Innovations' CEO and co-founder stated: "It is important that our corporate name reflect our business objectives. Five years ago, we set out to develop proprietary Medical and Healthcare technologies. Our revolutionary Flexisense™ technology has found demand for applications in many more industry sectors than we initially anticipated, and our portfolio of technologies has grown to include a much broader scope of innovations with application across numerous fields, including many outside the medical technology segment.  We feel 'Rafina Innovations' better reflects our path forward.
"Adding to our earlier scope of healthcare projects, we are also currently involved with projects related to Human Augmentation, Automotive safety and Smart Homes.  We felt that it was important for our industry partners, our investors and also for our own in-house technology group, that we project a clear understanding that we are much more than a healthcare technology company. We are a creative innovation lab with novel technologies under development; technologies which we hope will affect many aspects of consumers' everyday lives. We are confident that our improved branding, which will be rolled out in phases during the coming weeks, will reflect our continuing goal to bring global innovations."
About Rafina Innovations Inc.
Rafina Innovations operates two wholly owned subsidiaries in Glasgow UK. Firstly, HCi Viocare Technologies, which is the R&D center where innovative proprietary technologies are being developed for licensing to established industry participants. And secondly, HCi Viocare Clinics UK, which is the only private Prosthetics and Orthotics clinic in Scotland. This P&O center is aimed to function as a center of training and excellence for a chain of P&O clinics to be opened, by the company through joint ventures, in East Mediterranean and the Middle East regions.
Rafina Innovations Inc. is listed on the OTC Markets in the USA, (OTCQB:VICA).
Please visit:        www.rafinainnovations.com
        www.hci-viocare.co.uk

Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements, including  but not limited to future developments in the areas of athletic shoes  and the information and performance of the Company's technology in such applications. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove correct, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company has acquired its first operational Prosthetics & Orthotics (P&O) clinic and is continuing development efforts for its other biomedical technologies, including a "smart insole" and its Flexisense TM sensing technology with several potential applications. There is no assurance that the Company will be successful in its ongoing expansion and development efforts, or that it will find suitable commercialization partners for its technologies. Except as required by law, Rafina Innovations disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Rafina Innovations files from time to time with the SEC, including its Annual, Quarterly and Current Reports.
For further information please contact:
For Investors Relations:
Sergios Katsaros